Exhibit 99.6

On October 24, 2022, Applied Genetics Technologies Corporation (the “Company”) made the following announcement via Facebook regarding the planned cash tender offer (the “Offer”) by Alliance Acquisition Sub, Inc. (the “Purchaser”), a Delaware Corporation and wholly-owned subsidiary of Alliance Holdco Limited (“Parent”), a private limited company organized under the laws of England and Wales, to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company, a Delaware corporation, to be commenced pursuant to the Agreement and Plan of Merger, dated as of October 23, 2022, by and among Purchase, Parent and the Company (the “Merger Agreement”).

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements.” Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the Offer and the proposed Merger (as defined in the Merger Agreement); and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the Company management’s current beliefs, expectations and assumptions and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to, statements about the proposed transactions between Parent and the Company, the expected timeline for completing the transactions, future financial and operating results and benefits of the transaction, future opportunities for the combined company and any other statements about future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed transactions may not be completed in a timely manner, or at all; the failure to satisfy all of the closing conditions of the proposed transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the tender offer thereunder; the effect of the announcement or pendency of the proposed transactions on the Company’s business and operating results; the risk that the proposed transactions may disrupt the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the tender offer thereunder; the Company’s product development and regulatory progress, including statements about the timing and outcomes from data expected in its Skyline and Vista trials and the type of data that may support registration and potential approval. Actual results could differ materially from those discussed in these forward-looking statements, due to a number of important factors, including uncertainty inherent in the clinical development and regulatory process, the extent and duration of the impact of the COVID-19 pandemic, and other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 27, 2022, as amended. Any forward-looking statements contained in this Schedule 14D-9 speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company referenced in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that the Purchaser, the Parent and Syncona Portfolio Limited (“Syncona Portfolio”) will file with the Securities and Exchange Commission. At the time the tender offer is commenced, the Purchaser, the Parent and Syncona Portfolio will file with the SEC a Tender Offer Statement on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission with respect to the tender offer. The Company’s stockholders are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Applied Genetic Technologies Corporation at 14196 NW 119th Terrace, Suite 10, Alachua, Florida, 32165, Attention: Chief Financial Officer.